                                   EXHIBIT 4.1
                             SUBSCRIPTION AGREEMENT

        THIS SUBSCRIPTION AGREEMENT (the "Agreement") is made as of the day of July, 2000, by and among SONUS COMMUNICATION HOLDINGS, INC., a Delaware corporation ("Sonus" or the "Company"), and the investors who complete and return to Sonus the attached Schedule A, which is expressly made a part hereof (the "Investors").

                               W I T N E S S E T H

        WHEREAS, the Company desires to sell to the Investors up to 5,000,000 Units (the "Units" as defined in Section 1 below) offered by the Company, subject to the terms and conditions set forth herein; and

        WHEREAS, the Investors desire to purchase such Units;

        NOW, THEREFORE, in consideration for the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1. Unit. Each Unit sold hereunder shall include two shares of the common stock of the Company, par value $.0001 per share (the "Common Stock") and one common stock purchase warrant, which entitles the holder to purchase one share of the Common Stock for $.60 per share (the "Warrant"), as adjusted in accordance with the terms of the Warrant.

        2. Purchase and Sale of Units.

               a. Sale and Issuance.Subject to the terms and conditions of this Agreement and the Private Placement Memorandum dated July 5, 2000 to which this Agreement is attached (the "PPM"), each Investor agrees, severally but not jointly, to purchase at the Closing (as hereinafter defined), and Sonus agrees to sell and issue at the Closing, the number of Units set forth on the Investor's signature page, attached hereto as Schedule A, for the purchase price of 60/100 Dollar ($.60) per Unit, to be paid by check, subject to collection, or wire transfer, from Investor and delivered to Sonus upon execution and delivery hereof by Investor.

               b. Maximum Offering. The offering of the Units ("Offering") shall be conducted by Sonus. There is no minimum subscription for Units or minimum aggregate offering. The maximum subscription is 5,000,000 Units, or $3,000,000. Subject to the foregoing, closings will be held at the discretion of the Company, upon receipt of subscriptions and acceptance thereof by Sonus. An executed copy of this Subscription Agreement, and a statement of accredited investor, together with the purchase price, should be returned to the Company. All funds will be held at Commercial Bank of New York, pending Closing, and will be returned in full, without interest, if Sonus rejects a subscription or terminates the Offering. This Offering shall terminate on July 27, 2000, unless extended by the Company in its sole discretion (the "Termination Date").

               c. Closings. The purchase and sale of the Units shall take place at a closing at the office of the Company, 254 West 31st Street, 3rd Floor, New York, New York 10001, upon receipt of acceptable subscriptions by Sonus, or at such other time and place as Sonus may designate (the "Closing"); provided that all Closings shall take place no later than the Termination Date. At the Closing, Sonus shall accept the subscription payments against delivery to its transfer agent of irrevocable instructions directing the transfer agent to issue to the Investors certificates representing the portion of their Units comprised of Common Stock and against issuance of the Warrants to Investors.

        3. Representations and Warranties of Sonus. Sonus hereby represents and warrants to each Investor as follows:

               a. Organization, Good Standing and Qualification. Sonus is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to carry on its business as now conducted. Sonus is duly qualified to transact business, and is in good standing, in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business.

               b. Capitalization. The authorized capital of Sonus consists of 100,000,000 shares of Common Stock, par value $.0001, of which 7,398,071 are issued and outstanding, not including any options, warrants or convertible securities.

               c. Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Units, to the extent that the foregoing requires performance on or prior to the Closing, has been taken or will be taken on or prior to the Closing, and the Company has all requisite corporate power and authority to enter into this Agreement.

        4. Representations and Warranties of Investors. Each Investor hereby represents and warrants to Sonus as follows:

               a. Power and Authority; Binding Obligation. Investor has full power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by Investor and, assuming due authorization, execution and delivery by Sonus, constitutes Investor's valid and legally binding obligation enforceable against the Investor in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors' rights generally, subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and subject to the effect of applicable securities laws as to rights of indemnification.

               b. Purchase Entirely for Own Account, Etc.. The Units to be purchased by Investor hereunder will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof. Investor has no present intention of selling, granting any participation in, or otherwise distributing the Units. Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any person with respect to the Units. The Investor has not construed the contents of this Agreement, or any additional agreement with respect to the proposed investment in the Units or any prior or subsequent communications from Sonus, or any of its officers, employees or representatives, as investment, tax or legal advice, or as information necessarily applicable to such Investor's particular financial situation. The Investor has consulted its own financial advisor, tax advisor, legal counsel and accountant, as necessary or desirable, as to matters concerning his investment in the Units.

               c. Disclosure. Investor has received or reviewed all the information which such Investor has requested for the purposes of determining the merits of the Units as an investment. Investor has read and understands the PPM. Investor has also received and reviewed a copy of the Company's audited financial statements for the fiscal year ended December 31, 1999 and the Amendment No. 1 to Form SB-2 filed on March 22, 2000. Investor has had an opportunity to ask questions and receive answers from the Company regarding the Company, its business, and the terms and conditions of the offering of Units. INVESTOR ACKNOWLEDGES AND AGREES THAT THE PURCHASE OF THE UNITS INVOLVES A HIGH DEGREE OF RISK, INCLUDING, WITHOUT LIMITATION, THOSE SET FORTH IN THE PPM, AND MAY RESULT IN A LOSS OF THE ENTIRE AMOUNT INVESTED. THERE IS NO ASSURANCE THAT THE COMPANY'S OPERATIONS WILL BE PROFITABLE IN THE FUTURE OR THAT ANY PUBLIC MARKET FOR THE UNITS WILL BE AVAILABLE.

               d. Accredited Investor. Investor is an accredited investor as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended ("Securities Act"). The information provided by Investor on the Statement of Accredited Investor is true and correct in all respects. Investor is capable of bearing the economic risk of an investment in the Units, including the possible loss of Investor's entire investment. Investor has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of an investment in the Units offered hereby. If other than an individual, Investor has not been organized solely for the purpose of acquiring the Units.

               e. Restricted Securities. Investor understands that the Units being purchased hereunder are "restricted securities" as defined in the Securities Act, and that under federal and state securities laws the Units may be resold without registration under the Securities Act only in certain limited circumstances. The Company has agreed to file a registration statement with the Securities and Exchange Commission (the "Commission") within 30 days after the Closing of this Offering with respect to the resale of the Units, but there can be no assurance that such registration statement will become effective and such registration statement shall cover only the number shares of Common Stock which the Investors requests to have registered within five days after the Closing. Investor is familiar with Rule 144 promulgated by the Commission under the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act generally. Investor also acknowledges that the Units are subject to significant restrictions on transfer, pledge or hypothecation in the manner described in the PPM.

               f. Legends. It is understood that certificates or other evidence of the Units may bear the following legend, as well as any legend required by the laws of any state:

               "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED PURSUANT TO A VALID EXEMPTION THEREFROM UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

               g. Consents and Approvals; No Conflict. (i) The execution and delivery of this Agreement by the Investor does not, and the performance of this Agreement by the Investor will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would prevent Investor from performing any of its material obligations under this Agreement.

                      (ii) The execution, delivery and performance of this Agreement by the Investor does not (A) in the case of any Investor that is not an individual, conflict with or violate the charter or by-laws, partnership or other governing documents of such Investor, or (B) except as would not have a material adverse effect on the ability of the Investor to consummate the transactions contemplated by this Agreement, conflict with or violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to the Investor.

        5. Covenants of Investors. Each Investor hereby covenants with Sonus as follows:

               a. Limitations on Disposition. Investor shall not make any disposition of all or any portion of the Units unless and until such proposed disposition shall in all respects comply with the terms and conditions of the PPM, and, in addition thereto:

                      i. There is then in effect a registration statement under the Securities Act covering such proposed disposition, and such disposition is made in accordance with such registration statement; or

                      ii. Such Investor shall have notified Sonus of the proposed disposition and shall have furnished Sonus with a detailed statement of the circumstances surrounding the proposed disposition, and, if requested by Sonus, such Investor shall have furnished the Company with an opinion of counsel, in form and substance satisfactory to Sonus, that such disposition will not require registration of the Units under the Securities Act.

               b. Confidentiality. Investor shall maintain in confidence, and shall not use or disclose without the prior written consent of Sonus, any information that is furnished to it by the

Company or its agents in connection with this Agreement. This obligation of confidentiality shall not apply, however, to any information (i) in the public domain through no unauthorized act or failure to act by any Investor, (ii) lawfully disclosed to such Investor by a third party who possessed such information without any obligation of confidentiality, (iii) known previously by such Investor or lawfully developed by such Investor independent of any disclosure by Sonus or its agents or (iv) disclosed to legal or financial advisors in the ordinary course of evaluating this investment; provided, however, that such advisors agree to be bound by the provisions of this Section 5.b. Investor shall return to Sonus all materials containing such information upon request by Sonus in the event that Investor's subscription is not accepted by Sonus.

        6. Conditions of Investor's Obligations at Closing. The obligations of each Investor hereunder are subject to, and contingent upon, the fulfillment, on or before each Closing, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

               a. Representations and Warranties. The representations and warranties of Sonus contained in Section 3 hereof shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

               b. Performance. Sonus shall have performed and complied with all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by it on or before the Closing; provided that the obligations of the Investors shall not be subject to or contingent upon the issuance by Sonus of the Units to the persons or entities who submit the attached Schedule A who have not performed or tendered the performance of their obligations required to be performed under this Agreement on or prior to the Closing.

        7. Conditions of Sonus's Obligations at Closing. The obligations of Sonus to each Investor hereunder are subject to and contingent upon the fulfillment by such Investor, on or before the Closing, of each of the following conditions:

               a. Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

               b. Payment of Purchase Price by Investors. Each Investor shall have delivered to Sonus the purchase price specified in Schedule A attached hereto, in the manner specified in Section 2 hereof.


               c. Statement of Accredited Investor. Each Investor shall have delivered to Sonus the Statement of Accredited Investor in the form set forth in Schedule B attached hereto, and the information provided therein shall be complete and correct on and as of the Closing with the same effect as though such information had been provided as of the date of such Closing.

        8. Registration Rights. (a) The Company will, at its expense, within 30 days of the date of the final Closing, file with the Commission an amendment to the Registration Statement on SB-2 currently on file with the Commission or file another Registration Statement on the appropriate form seeking to permit the resale without restriction of the Shares sold in this Offering (the "SEC Filing") to the extent the Investor has requested such Shares be included in such registration within 5 days after the date of the final Closing.

        (b) The obligation of the Company under this Section 8 shall be limited to one (1) registration statement. If any registration pursuant to this
Section 8(b) shall be underwritten in whole or in part, the Company may require that the Shares requested for inclusion pursuant to this Section 8(b) be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the Shares requested for inclusion pursuant to this Section 8(b) together with any other shares would, in the good faith judgment of the managing underwriter of such public offering, reduce the number of shares to be offered by the Company or interfere with the successful marketing of the securities offered by the Company, the Company will include in such registration such Shares of each Investor which is pro rata, based on the number of securities which in the opinion of such underwriters can be sold and on the number of securities which all Investors request be included in the registration. The rights of all Investors under this Section 8(b) shall terminate at such time as the Investors may sell all of their Shares without restriction or limitation either under Rule 144 or under any other exemption from registration under the Securities Act or as the Shares are registered for resale with the Commission.

        (c) With respect to each registration statement prepared and filed pursuant to this Section 8(a) and each inclusion of Shares in a registration statement pursuant to Section 8(b) hereof, the fees, costs and expenses of registration to be borne by the Company shall include all registration expenses. With respect to any registration, the Investor shall bear his, her or its respective selling and legal expenses.

        9. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep the Investors advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will:

        (a) Keep such registration effective for a period of one year or until the Investors have completed the distribution described in the registration statement relating thereto, whichever first occurs;

        (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to reflect facts or events representing material or fundamental change in the information set forth therein or otherwise necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

        (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as an Investor from time to time may reasonably request;

        (d) Notify each seller of Shares covered by such registration statement at any time of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; and

        (e) Provide a transfer agent and registrar for all Shares covered by such registration statement and a CUSIP number for all such Shares, in each case not later than the effective date of such registration.

        10.   Indemnification.

        a. Indemnification. The Investor agrees, if any of Investor's Shares are included in the securities as to which such registration, qualification or compliance is being effected, to indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such investor, each of its officers and directors and each Person controlling such investor within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such investors, such directors, officers, Persons, underwriters or control Persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by you. Notwithstanding the foregoing, your liability under this subsection shall be limited in an amount equal to the initial price of the Shares sold by you, unless such liability arises out of or is based on willful misconduct by you.

        b. Indemnification Procedure. Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        11. Miscellaneous.

               a. Survival of Warranties. The representations, warranties and covenants of the Investors contained in this Agreement shall survive the execution and delivery of this Agreement and the Closing.

               b. Successors and Assigns. This Agreement may not be assigned by any party hereto. The terms and conditions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               c. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflict of laws thereof.

               d. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               e. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               f. Notices. Unless otherwise provided, any notice required or permitted hereunder shall be given by personal service upon the party to be notified, by nationwide overnight delivery service or upon deposit with the United States Post Office, by certified mail, return receipt requested and:

                      i. if to Sonus, addressed to SONUS COMMUNICATION HOLDINGS, INC., c/o Mr. John Friedman, 254 West 31st Street, 3rd Floor, New York, NY 10001 with a copy to Cecil E. Martin, III, Esq., McGuireWoods LLP, Seven Saint Paul Street, Baltimore, Maryland 21202 or at such other address as the Company may designate by notice to each of the Investors in accordance with the provisions of this Section 11; and

                      ii. if to the Investors, at their respective addresses indicated on the signature pages hereof, or at such other addresses as any one or more Investors may designate by notice to Sonus in accordance with the provisions of this Section 11.

               g. Expenses. Irrespective of whether a Closing is effected, Sonus and the Investors shall pay all of their own costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               h. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either prospectively or retroactively), only with the written consent of Sonus and a majority in interest of the Investors purchasing Units in this Offering.

               i. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provisions shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded, and this Agreement shall be otherwise enforceable in accordance with its terms.

               j. Entire Agreement. This Agreement (including the exhibits and schedules hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                            SONUS COMMUNICATION HOLDING, INC.

                                            By:
                                               --------------------------------
                                            John K. Friedman, Esq.
                                            President & Chief Operating Officer

                                            [Investor Signature Pages Follow]

SCHEDULE A

                           INVESTOR SIGNATURE PAGE FOR
                       SONUS COMMUNICATION HOLDINGS, INC.
                         COMMON STOCK PURCHASE AGREEMENT
           PLEASE PRINT OR TYPE, USE INK ONLY. (ALL PARTIES MUST SIGN)

      The undersigned investor hereby certifies that he (i) has received and relied solely upon the Common Stock Purchase Agreement, the PPM and their exhibits and schedules, (ii) agrees to all the terms and conditions of this Common Stock Purchase Agreement, (iii) meets the suitability standards set forth herein, and (iv) is a resident of the state or foreign jurisdiction indicated below.

No. of Units Subscribed for ($.60 for each Unit): _________________________

Amount of Subscription: $________________________________

                                                                                       If other than individual check one and
--------------------------------------------------------------                         indicate capacity of signatory under the
                                                                                       signature:
Name of Investor (Print)
                                                                                            [ ]  Trust
--------------------------------------------------------------                              [ ]  Estate
Name of Joint Investor (if any) (Print)                                                     [ ]  Uniform Gifts to Minors Act of
                                                                                                 State of ____________
                                                                                            [ ]  Attorney-in-fact
--------------------------------------------------------------                              [ ]  Company
Signature of Investor                                                                       [ ]  Other

--------------------------------------------------------------                          If Joint Ownership, Check one:
Signature of Joint Investor (if any)                                                        [ ]  Joint Tenants with Right of
                                                                                                 Survivorship
                                                                                            [ ]  Tenants in Common
--------------------------------------------------------------                              [ ]  Tenants by the Entirety
Capacity of Signatory (if applicable)                                                       [ ]  Community by Property

--------------------------------------------------------------                          Backup Withholding Statement:
Social Security or Taxpayer Identification Number                                           [ ]  Please check this box only if the
                                                                                                 investor is subject to backup
                                                                                                 withholding

Residence Address                                                                       Foreign Person:
                                                                                             [ ]  Please check this box only if the
                                                                                                  investor is a nonresident alien,
_________________________________________                                                         foreign Company, foreign
City             State                Zip Code                                                    partnership, foreign trust or
                                                                                                  foreign estate.

Telephone: (     )


The investor agrees to the terms of this Agreement and, as required by the Regulations pursuant to the Internal Revenue Code, certifies under penalty of perjury that (1) the Social Security Number or Taxpayer Identification Number and address provided above is correct, (2) the investor is not subject to backup withholding (unless the Backup Withholding Statement box is checked) either because he has not been notified that he is subject to backup withholding as a result of a failure to report all interest or dividends or because the Internal Revenue Service has notified him that he is no longer subject to backup withholding and (3) the investor (unless, the Foreign Person box above is checked) is not a nonresident alien, foreign partnership, foreign trust or foreign estate.

        THE SUBSCRIPTION FOR UNITS OF SONUS COMMUNICATION HOLDINGS, INC. BY THE ABOVE NAMED INVESTOR(S) IS ACCEPTED THIS ________DAY OF JULY, 2000.


                                    SONUS COMMUNICATION HOLDINGS, INC.


                                    By:_______________________________________
                                          John K. Friedman
                                          President & Chief Operating Officer

SCHEDULE B

                        STATEMENT OF ACCREDITED INVESTOR


To:     SONUS COMMUNICATION HOLDINGS, INC. (the "Company")


Ladies and Gentlemen:

        The undersigned hereby refers to the Common Stock Purchase Agreement executed and delivered to the Company by the undersigned as of the date herewith. In connection with the subscription thereunder by the undersigned to purchase securities of the Company, the undersigned hereby represents and warrants that such individual or entity meets at least one of the tests listed on the attached Exhibit I for an "accredited investor" (as such term is defined under Regulation D promulgated pursuant to the Securities Act of 1933, as amended).


Dated:                        , 2000
        ----------------------


                                            Very truly yours,

                                            -----------------------------------
                                            Name of Individual #1 or Entity


                                            -----------------------------------
                                            Authorized Signature


                                            -----------------------------------
                                            Name of Individual #2, if applicable


                                            -----------------------------------
                                            Authorized Signature

                             EXHIBIT I TO SCHEDULE B

                           ACCREDITED INVESTOR STATUS

NOTE: "Accredited Investors" are accorded special status under the federal securities laws. Individuals who hold certain positions with an issuer or its affiliates, or who have certain minimum individual income or certain minimum net worth (each as described below) may qualify as Accredited Investors. Partnerships, companies or other entities may qualify as Accredited Investors if they fulfill certain financial and other standards, or if all of their equity owners have incomes and/or net worth which qualify them individually as Accredited Investors, and trusts may qualify as Accredited Investors if they meet certain financial and other tests (as described below).

        You may qualify as an Accredited Investor under Regulation D promulgated under the Securities Act of 1933 (the "Securities Act") if you meet any of the following tests:

FOR INDIVIDUALS ONLY

        1. You are a manager or an executive officer of SONUS COMMUNICATION HOLDINGS, INC.. An "executive officer" is the chairman, chief executive officer, president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function or any other person who performs similar policy making functions for SONUS COMMUNICATION HOLDINGS, INC.

                                       OR

        2. You had individual income (exclusive of any income attributable to your spouse) of more than $200,000 in 1998 and 1999 and reasonably expect to have an individual income in excess of $200,000 in 2000, or your spouse and you had a joint income in excess of $300,000 in 1998 and 1999, and you reasonably expect to have a joint income in excess of $300,000 in 2000. For purposes hereof, income means adjusted gross income, as reported for federal income tax purposes, increased by the following amounts: (i) the amount of any tax exempt interest income under Section 103 of the Internal Revenue Code (the "Code") received, (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040, (iii) any deduction claimed for depletion under Section 611 of the Code or (iv) any amount by which income has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code. In determining personal income, however, unrealized capital gains should not be included.

                                       OR

        3. You have an individual net worth, or your spouse and you have a combined net worth, in excess of $1,000,000. For purposes of this statement, "net worth" means the excess of total assets at fair market value, including home, home furnishings and automobiles, over total liabilities.

FOR TRUSTS ONLY

        4. The Trust has total assets in excess of $3,000,000, was not formed for the specific purpose of acquiring securities of SONUS COMMUNICATION HOLDINGS, INC., and the purchase of such securities is directed by a person with such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of the prospective investment in such securities.

FOR COMPANIES, PARTNERSHIPS OR OTHER PURCHASING ENTITIES

        5. Any company, partnership, limited liability company or limited liability partnership not formed for the specific purpose of acquiring securities of SONUS COMMUNICATION HOLDINGS, INC., with total assets in excess of $3,000,000.

                                       OR

        6. All equity owners of the purchasing entity, if any, are Accredited Investors.


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